FOR IMMEDIATE RELEASE	Friday, March 1, 2019
TEGNA Inc. Reports Record 2018 Fourth Quarter and Strong Full Year Results
31 percent revenue growth contributed to record fourth quarter free cash flow
McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full year ended December 31, 2018 and 2019 guidance.
Highlights for the fourth quarter include:

•	Record total company revenue of $642 million was up 31 percent.

•	Record political revenue of $140 million increased 51 percent from the prior 2014 mid-term cycle.

•	Record subscription revenue of $218 million grew 22 percent, reflecting eight consecutive months of year-over-year subscriber growth.

•	Total company revenue on a non-GAAP basis, adjusted for political advertising, was up five percent year-over-year.
Highlights for the full year 2018 include:

•	Record full year 2018 total company revenue of $2.2 billion was up 16 percent.

•	Record full year political revenue of $234 million was 47 percent above previous mid-term elections.

•	Record subscription revenue grew 17 percent.
Additional highlights include:

•
Adjusted EBITDA was a fourth quarter record at $273 million, a 61 percent increase year-over-year, and $781 million for the full year, a 24 percent increase. Net income from continuing operations for the fourth quarter was $161 million.

•
Record fourth quarter free cash flow of $167 million and $469 million for the full year enabled a reduction in the Company’s debt to under $3 billion. Net cash flow from operating activities for the fourth quarter was $195 million.

•
GAAP and non-GAAP* earnings per diluted share from continuing operations were $0.74 in the fourth quarter, an increase of 131 percent year-over-year. Full year GAAP diluted earnings per share was $1.85, and full year non-GAAP diluted earnings per share was $1.83.

•
Subsequent to quarter-end, successfully completed the acquisition of leading local media brands, CBS affiliate WTOL in Toledo, OH and NBC affiliate KWES in Midland-Odessa, TX, in a $105 million transaction which closed on January 2.

* See “Use of Non-GAAP Information” below for more detail.

“We continue to benefit from the strength of our stations and industry-leading subscription trends,” said Dave Lougee, president and chief executive officer, TEGNA. “Eight consecutive months of year-over-year subscriber growth have resulted in a healthy increase to high-margin subscription revenues, which are largely immune to any external macroeconomic pressures. Our subscription revenues also continue to grow through strong annual escalators under our existing agreements with both traditional and new over-the-top (“OTT”) MVPDs. Additionally, we will be negotiating 50 percent of our paid subscriber base during the fourth quarter of this year. On the reverse compensation side of the equation, we have renegotiated our affiliation agreement with ABC through late 2023 and our existing NBC agreement goes through early 2021. This provides us with good visibility into the cash flow growth associated with our subscription revenues.”

Lougee continued, “Our record free cash flow in the fourth quarter enabled us to pay down debt, invest in new products and initiatives, and capitalize on accretive acquisition opportunities. Our portfolio continues to evolve toward a higher percentage of subscription and political revenues, totaling roughly half of our 2018 revenues. This trend, along with strong station performance, were key drivers of the 16 percent increase in total revenue for the year. These growing subscription and record political advertising revenues reflect the increased demand for our content through OTT platforms, and the critical role that TEGNA stations play in any political campaign strategy.”

“Going forward, through innovation and execution, we will continue to drive organic growth and create value for our shareholders. And with our strong balance sheet, we remain committed to proactively pursue M&A opportunities that align with our long-term strategy,” Lougee concluded.

OVERVIEW OF FOURTH QUARTER RESULTS
Total company revenues grew 31 percent in the quarter, primarily due to a $40 million increase in subscription revenue and a $130 million increase in political revenue. The fourth quarter included a $10 million adjustment to reduce revenues (recognized in past quarters) for the previously disclosed Premion system issue. When excluding cyclical political advertising, total company adjusted revenues were up five percent, indicative of the strength of the underlying business.

Subscription revenue grew 22 percent year-over-year, reflecting TEGNA’s continued shift toward a stable, subscription-based business, with rate escalators as well as higher rates negotiated in new agreements within the fourth quarter. Paid subscribers continue to be up year-over-year for eight consecutive months, driven by growth in larger markets and OTT subscribers.

Advertising and marketing services revenue declined seven percent in the quarter compared to the fourth quarter of 2017, as anticipated, due to political advertising. Adjusted for this crowd-out and Premion adjustment, advertising and marketing services revenue was up in the low single digits.

GAAP operating expenses were up 16 percent year-over-year, predominantly driven by higher programming fees. Excluding these higher programming costs and the acquisition of KFMB, expenses increased ten percent. The growth in operating expenses is attributed to cost of sales tied to investments in Premion, increased revenue, and TEGNA’s content transformation initiatives. Excluding the aforementioned items, all other operating expenses were up less than two percent.

GAAP operating income totaled $253.0 million in the fourth quarter of 2018. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $273.1 million in the quarter and adjusted EBITDA margin equaled 42.5 percent. Adjusted EBITDA excluding corporate expenses was $284.0 million, which resulted in a margin of 44.2 percent.

Net income from continuing operations was $160.8 million. On a non-GAAP basis, net income from continuing operations was 133 percent higher year-over-year and totaled $159.6 million reflecting growth in operating income and a lower tax rate.

Special items for the quarter included FCC spectrum repacking reimbursements of $2.4 million, which reduced operating expenses. This was offset by non-operating expense items of $4.2 million which included $2.2 million of transaction fees primarily related to our Toledo, OH and Midland-Odessa, TX television station acquisitions and a $2.0 million charge to reduce the value of an investment to its fair value.

FOURTH QUARTER NON-OPERATING AND CASH FLOW ITEMS
Interest expense in the quarter declined to $47.0 million compared to $48.2 million in the fourth quarter of 2017, due primarily to lower average debt outstanding. Debt outstanding at the end of the quarter was $2.9 billion, resulting in year-end net leverage of 3.9x. Total cash was $135.9 million due primarily to the increase in cash made available to complete the Toledo, OH and Midland-Odessa, TX television station acquisitions on January 2, 2019.

Other non-operating items were $1.5 million of income in the quarter compared to $8.5 million of expenses last year.

Cash flow from operating activities for the fourth quarter of 2018 was $194.5 million. Record fourth quarter free cash flow from continuing operations (a non-GAAP measure - refer to Table 5) was $166.9 million compared to $24.7 million in the fourth quarter of 2017. This increase is primarily attributable to an increase in political revenue of $130.0 million and declines in tax payments of $38.7 million.

OVERVIEW OF FULL YEAR 2018 RESULTS
Total company revenues for the full year totaled $2.2 billion, an increase of 16 percent from 2017, driven by record political advertising of $234 million and growth in subscription revenues to $840.8 million. The 17 percent increase in subscription revenue exceeded previously provided guidance of mid-teens growth.

Operating expenses for 2018 were $1.5 billion, an increase of 11 percent compared to 2017. Corporate expenses totaled $52.5 million. On a non-GAAP basis, operating expenses increased 12 percent primarily due to higher programming fees, acquisitions, cost of sales on higher revenue growth, and continued investments in growth initiatives such as Premion. Excluding the aforementioned expenses, all other operating expenses were up one percent above last year. On a non-GAAP basis, corporate expenses totaled $47.0 million, in-line with prior guidance of under $50 million. GAAP operating income in 2018 totaled $698.5 million and $694.1 million on a non-GAAP basis.

Adjusted EBITDA was $780.8 million in 2018 compared to $631.4 million in 2017. Adjusted EBITDA excluding corporate expenses was $827.8 million, resulting in a margin of 37.5 percent, in-line with the high-end of 36 percent to 38 percent guidance range for the year.

FIRST QUARTER AND FULL YEAR 2019 OUTLOOK
In the first quarter of 2019, TEGNA will experience typical odd- to even-year cyclical comparisons. Specifically, the first quarter of 2018 included revenue contributions from the Olympics and political advertising which will not recur during the first quarter of 2019, as well as the Super Bowl airing on CBS stations in 2019 versus NBC stations in 2018. During the first quarter and full year of 2019, TEGNA expects:

First Quarter 2019 Key Guidance Metrics1

Total Company GAAP Revenue	+ low single digits
Non-GAAP Revenue (excluding Olympics and political)	+ mid-to-high single digits
Total Operating Expenses	+ mid-single digits
Operating Expenses (excluding programming)	flat to up slightly

Full Year 2019 Key Guidance Metrics1

Subscription Revenue	+ mid-teens percent
Corporate Expenses	approximately $45 million
Depreciation	$55 - 60 million
Amortization	approximately $35 million
Interest Expense	$190 - 195 million
Total Capital Expenditures	$70 - 75 million
Non-Recurring Cap Ex (includes $17M spectrum repack)	$35 - 40 million
Effective Tax Rate	23 - 25%
Leverage Ratio	approximately 4.0x
Free Cash Flow as a % of 2018/19 Revenue[2]	17 - 18%
Free Cash Flow as a % of 2019/20 Revenue[2]	18 - 19%

KEY UPDATES

•
Multi-Year Carriage Agreements with DISH and Verizon - In December and January, TEGNA reached two separate multi-year carriage agreements with DISH and Verizon. These agreements highlight the continued strength and growth of the subscription business. Looking forward, with 50 percent of subscribers up in 2019 for new retransmission agreements, TEGNA will maintain its focus on this high-margin subscription revenue stream.

•
Completed Five Year Renewal of Affiliation Agreement with ABC - In January, TEGNA entered into a comprehensive, five year deal through late 2023 with the ABC network that renews the station affiliation agreements for all of the company’s ABC-affiliated stations. TEGNA owns and operates ABC affiliates in nine markets across the country, covering seven percent of the United States and serving nearly eight million households.

CAPITAL ALLOCATION AND M&A UPDATE
TEGNA continues to implement a disciplined capital allocation strategy focused on creating long-term value for shareholders. In January, we successfully completed the acquisition of leading local media brands, CBS affiliate WTOL in Toledo, OH and NBC affiliate KWES in Midland-Odessa, TX. As a result, TEGNA now owns or operates 49 television stations in 41 markets, covering one-third of U.S. television households. By reducing debt to under $3 billion, TEGNA has increased its firepower for future investment opportunities, both internal and external. In addition, the company returned 13 percent of free cash flow to shareholders in the form of dividends.

[1] Guidance includes newly added stations; does not assume any potential additional acquisitions.
[2] Defined as Adjusted EBITDA (defined below) plus stock-based compensation, FCC repack reimbursements and program amortization less interest paid, taxes paid, program payments and capital expenditures.

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host its fourth quarter 2018 earnings conference call with financial analysts on Friday, March 1, 2019 at 8:30 a.m. (ET). The call will be accessible live to the media and general public via webcast and through a limited number of dial-in conference lines. TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on March 1. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The live webcast will be accessible through the company’s website. To listen to the live webcast, access investors.TEGNA.com and click on the link to the webcast. Allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. To access the conference call, dial 888-394-8218 at least 10 minutes prior to the scheduled 8:30 a.m. (ET) start of the call. International callers should dial 323-794-2591. The confirmation code for the conference call is 6014158. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Friday, March 1 at 12:30 p.m. (ET) to Friday, March 15 at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 6014158. A transcript of the conference call also will be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 49 television stations and two radio stations in 41 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top 4 affiliates in the top 25 markets, reaching one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and approximately 35 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA also delivers innovative and unparalleled solutions for advertisers through TEGNA Marketing Solutions (TMS). TMS is a one-stop shop that helps businesses thrive through an unmatched suite of services and solutions that reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Dec. 31,
	2018	2017	% Increase (Decrease)

Revenues	$642,136	$490,323	31.0

Operating expenses:
Cost of revenues, exclusive of depreciation	271,990	237,153	14.7
Business units - Selling, general and administrative expenses, exclusive of depreciation	86,127	72,751	18.4
Corporate - General and administrative expenses, exclusive of depreciation	10,945	12,481	(12.3)
Depreciation	14,355	13,347	7.6
Amortization of intangible assets	8,047	5,398	49.1
Asset impairment and other (gains)	(2,370)	(6,657)	(64.4)
Total	389,094	334,473	16.3
Operating income	253,042	155,850	62.4

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(1,288)	11,951	***
Interest expense	(47,010)	(48,171)	(2.4)
Other non-operating items, net	1,509	(8,451)	***
Total	(46,789)	(44,671)	4.7

Income before income taxes	206,253	111,179	85.5
Provision (Benefit) for income taxes	45,438	(192,101)	***
Net Income from continuing operations	$160,815	$303,280	(47.0)

Earnings from continuing operations per share:
Basic	$0.74	$1.41	(47.5)
Diluted	$0.74	$1.40	(47.1)

Weighted average number of common shares outstanding:
Basic	216,105	215,672	0.2
Diluted	216,632	216,431	0.1

Dividends declared per share	$0.07	$0.07	—

CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Year ended Dec. 31,
	2018	2017	% Increase (Decrease)

Revenues	$2,207,282	$1,903,026	16.0

Operating expenses:
Cost of revenues, exclusive of depreciation	1,065,933	933,718	14.2
Business units - Selling, general and administrative expenses, exclusive of depreciation	315,320	287,396	9.7
Corporate - General and administrative expenses, exclusive of depreciation	52,467	54,943	(4.5)
Depreciation	55,949	55,068	1.6
Amortization of intangible assets	30,838	21,570	43.0
Asset impairment and other (gains) charges	(11,701)	4,429	***
Total	1,508,806	1,357,124	11.2
Operating income	698,476	545,902	27.9

Non-operating income (expense):
Equity income in unconsolidated investments, net	13,792	10,402	32.6
Interest expense	(192,065)	(210,284)	(8.7)
Other non-operating items, net	(11,496)	(35,304)	(67.4)
Total	(189,769)	(235,186)	(19.3)

Income before income taxes	508,707	310,716	63.7
Provision (Benefit) for income taxes	107,367	(137,246)	***
Net Income from continuing operations	$401,340	$447,962	(10.4)

Earnings from continuing operations per share:
Basic	$1.86	$2.08	(10.6)
Diluted	$1.85	$2.06	(10.2)

Weighted average number of common shares outstanding:
Basic	216,184	215,587	0.3
Diluted	216,621	217,478	(0.4)

Dividends declared per share	$0.28	$0.35	(20.0)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, Adjusted revenues and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, charges related to asset impairment and other (gains) charges, net gain on sale of equity method investments, gains/losses related to business disposals, costs associated with debt repayment, TEGNA Foundation donations, certain non-operating expenses (business acquisition, pension payment timing related charges, and transaction costs), and costs associated with the Cars.com spin-off transaction. In addition, we have income tax special items associated with tax impacts associated with the acquisition of KFMB; and deferred tax benefit adjustments related to adjusting provisional tax impacts of the Tax Act and a partial capital loss valuation allowance release, both resulting from completion of our 2017 federal income tax return in the third quarter.

We believe that such, expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while we may incur or recognize these types of expenses, charges and gains in the future, we believe that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating expenses (income), (5) severance expense, (6) asset impairment and other (gains) charges, (7) impairment charges, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income from continuing operations. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated incremental Olympic and Super Bowl revenue, (2) political revenues, and (3) revenues associated with a discontinued portion of our DMS business. These adjustments are made to our reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our broadcast business.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment” and increased by “reimbursement from spectrum repacking”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income follow:

	GAAP Measure	Special Items			Non-GAAP Measure
	Quarter ended Dec. 31, 2018	Operating asset (gains)	Net gain on equity method investment	Other non-operating items	Quarter ended Dec. 31, 2018

Asset impairment and other (gains)	$(2,370)	$2,370	$—	$—	$—
Operating expenses	389,094	2,370	—	—	391,464
Operating income	253,042	(2,370)	—	—	250,672
Equity (loss) in unconsolidated investments, net	(1,288)	—	(1,125)	—	(2,413)
Other non-operating items	1,509	—	—	4,222	5,731
Total non-operating expenses	(46,789)	—	(1,125)	4,222	(43,692)
Income before income taxes	206,253	(2,370)	(1,125)	4,222	206,980
Provision for income taxes	45,438	(581)	(282)	2,803	47,378
Net income from continuing operations	160,815	(1,789)	(843)	1,419	159,602
Net income from continuing operations per share-diluted	$0.74	$(0.01)	$—	$0.01	$0.74

	GAAP Measure	Special Items					Non-GAAP Measure
	Quarter ended Dec. 31, 2017	Severance expense	Operating asset gains, net of impairments/charges	Net gain on equity method investment	Other non-operating items	Tax reform impact	Quarter ended Dec. 31, 2017

Cost of revenues, exclusive of depreciation	$237,153	$(550)	$—	$—	$—	$—	$236,603
Business units - Selling, general and administrative expenses, exclusive of depreciation	72,751	(14)	—	—	—	—	72,737
Corporate - General and administrative expenses, exclusive of depreciation	12,481	(849)	—	—	—	—	11,632
Asset impairment and other (gains)	(6,657)	—	6,657	—	—	—	—
Operating expenses	334,473	(1,413)	6,657	—	—	—	339,717
Operating income	155,850	1,413	(6,657)	—	—	—	150,606
Equity income in unconsolidated investments, net	11,951	—	—	(14,877)	—	—	(2,926)
Other non-operating items	(8,451)	—	—	—	8,463	—	12
Total non-operating expenses	(44,671)	—	—	(14,877)	8,463	—	(51,085)
Income before income taxes	111,179	1,413	(6,657)	(14,877)	8,463	—	99,521
(Benefit) provision for income taxes	(192,101)	545	(2,455)	720	2,906	221,450	31,065
Net income from continuing operations	303,280	868	(4,202)	(15,597)	5,557	(221,450)	68,456
Net income from continuing operations per share-diluted	$1.40	$—	$(0.02)	$(0.07)	$0.03	$(1.02)	$0.32

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items						Non-GAAP Measure
	Year ended Dec. 31, 2018	Severance expense	Operating asset gains, net of impairments/charges	Pension payment timing related charges	Net gain on equity method investment	Other non-operating items	Special tax benefit	Year ended Dec. 31, 2018

Cost of revenues, exclusive of depreciation	$1,065,933	$(931)	$—	$—	$—	$—	$—	$1,065,002
Business units - Selling, general and administrative expenses, exclusive of depreciation	315,320	(875)	—	—	—	—	—	314,445
Corporate - General and administrative expenses, exclusive of depreciation	52,467	(5,481)	—	—	—	—	—	46,986
Asset impairment and other (gains)	(11,701)	—	11,701	—	—	—	—	—
Operating expenses	1,508,806	(7,287)	11,701	—	—	—	—	1,513,220
Operating income	698,476	7,287	(11,701)	—	—	—	—	694,062
Equity income in unconsolidated investments, net	13,792	—	—	—	(17,883)	—	—	(4,091)
Other non-operating items	(11,496)	—	—	7,498	—	19,406	—	15,408
Total non-operating expenses	(189,769)	—	—	7,498	(17,883)	19,406	—	(180,748)
Income before income taxes	508,707	7,287	(11,701)	7,498	(17,883)	19,406	—	513,314
Provision for income taxes	107,367	1,714	(1,379)	1,909	(4,498)	4,981	7,007	117,101
Net income from continuing operations	401,340	5,573	(10,322)	5,589	(13,385)	14,425	(7,007)	396,213
Net income from continuing operations per share-diluted (a)	$1.85	$0.03	$(0.05)	$0.03	$(0.06)	$0.07	$(0.03)	$1.83
(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items					Non-GAAP Measure
	Year ended Dec. 31, 2017	Severance expense	Operating asset impairments, net of gains	Net gain on equity method investment	Other non-operating items	Tax reform and other special tax benefits	Year ended Dec. 31, 2017

Cost of revenues, exclusive of depreciation	$933,718	$(1,072)	$—	$—	$—	$—	$932,646
Business units - Selling, general and administrative expenses, exclusive of depreciation	287,396	(1,485)	—	—	—	—	285,911
Corporate - General and administrative expenses, exclusive of depreciation	54,943	(1,909)	—	—	—	—	53,034
Asset impairment and other charges	4,429	—	(4,429)	—	—	—	—
Operating expenses	1,357,124	(4,466)	(4,429)	—	—	—	1,348,229
Operating income	545,902	4,466	4,429	—	—	—	554,797
Equity income (loss) in unconsolidated investments, net	10,402	—	—	(14,877)	—	—	(4,475)
Other non-operating items	(35,304)	—	—	—	40,454	—	5,150
Total non-operating expenses	(235,186)	—	—	(14,877)	40,454	—	(209,609)
Income before income taxes	310,716	4,466	4,429	(14,877)	40,454	—	345,188
(Benefit) provision for income taxes	(137,246)	1,719	1,649	720	9,827	233,174	109,843
Net income from continuing operations	447,962	2,747	2,780	(15,597)	30,627	(233,174)	235,345
Net income from continuing operations per share-diluted	$2.06	$0.01	$0.01	$(0.07)	$0.14	$(1.07)	$1.08

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

	Quarter ended Dec. 31,
	2018	2017	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$160,815	$303,280	(47.0)
Provision (benefit) for income taxes	45,438	(192,101)	***
Interest expense	47,010	48,171	(2.4)
Equity income (loss) in unconsolidated investments, net	1,288	(11,951)	***
Other non-operating items	(1,509)	8,451	***
Operating income (GAAP basis)	253,042	155,850	62.4
Severance expense	—	1,413	(100.0)
Asset impairment and other gains	(2,370)	(6,657)	(64.4)
Adjusted operating income (non-GAAP basis)	250,672	150,606	66.4
Depreciation	14,355	13,347	7.6
Amortization of intangible assets	8,047	5,398	49.1
Adjusted EBITDA (Non-GAAP basis)	$273,074	$169,351	61.2
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	10,945	11,632	(5.9)
Adjusted EBITDA, excluding Corporate (Non-GAAP basis)	$284,019	$180,983	56.9

	Year ended Dec. 31,
	2018	2017	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$401,340	$447,962	(10.4)
Provision (benefit) for income taxes	107,367	(137,246)	***
Interest expense	192,065	210,284	(8.7)
Equity income in unconsolidated investments, net	(13,792)	(10,402)	32.6
Other non-operating items	11,496	35,304	(67.4)
Operating income (GAAP basis)	698,476	545,902	27.9
Severance expense	7,287	4,466	63.2
Asset impairment and other (gains) charges	(11,701)	4,429	***
Adjusted operating income (non-GAAP basis)	694,062	554,797	25.1
Depreciation	55,949	55,068	1.6
Amortization of intangible assets	30,838	21,570	43.0
Adjusted EBITDA (Non-GAAP basis)	$780,849	$631,435	23.7
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	46,986	53,034	(11.4)
Adjusted EBITDA, excluding Corporate (Non-GAAP basis)	$827,835	$684,469	20.9

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Reconciliations of adjusted revenues to our revenues presented in accordance with GAAP on our Consolidated Statements of Income are presented below (in thousands):

	Quarter ended Dec. 31,			Year ended Dec. 31,
	2018	2017	% Increase (Decrease)	2018	2017	% Increase (Decrease)

Advertising and Marketing Services (a)	$277,116	$296,466	(6.5%)	$1,106,754	$1,139,642	(2.9%)
Subscription	218,456	178,405	22.4%	840,838	718,750	17.0%
Political	139,888	9,871	***	233,613	23,258	***
Other	6,676	5,581	19.6%	26,077	21,376	22.0%
Total revenues (GAAP basis)	$642,136	$490,323	31.0%	$2,207,282	$1,903,026	16.0%

Factors impacting comparisons:
Estimated incremental Olympic and Super Bowl	—	—	***	(24,000)	(323)	***
Political	(139,888)	(9,871)	***	(233,613)	(23,258)	***
Discontinued digital marketing services	—	—	***	—	(16,673)	(100.0%)
Total company revenues (Non-GAAP basis)	$502,248	$480,452	4.5%	$1,949,669	$1,862,772	4.7%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Quarter ended Dec. 31,		Year ended Dec. 31,
	2018	2017	2018	2017

Net cash flow from operating activities	$194,549	$37,690	$527,209	$389,429
Purchase of property and equipment	(29,949)	(13,040)	(65,230)	(76,886)
Reimbursement from spectrum repacking	2,343	—	7,400	—
Free cash flow	$166,943	$24,650	$469,379	$312,543

Note: The full year 2017 free cash flow numbers presented in the table above includes Cars.com and CareerBuilder which were spun-off and sold, respectively, during 2017.